UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2012 (August 1, 2012)

TORCHMARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

3700 South Stonebridge Drive, McKinney, Texas 75070

(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 569-4000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On August 1, 2012, pursuant to the By-Laws of Torchmark Corporation (the “Company”), the Board of Directors of the Company voted to expand the number of directors to twelve persons and elected Gary L. Coleman and Larry M. Hutchison to fill the newly created directorships. Messrs. Coleman and Hutchison will each serve for an initial term commencing on their August 1, 2012 election and ending at the beginning of the April 25, 2013 Annual Meeting of Shareholders. There were no understandings or arrangements pursuant to which Messrs. Coleman and Hutchison were selected as directors. Neither Mr. Coleman nor Mr. Hutchison will serve on any committees of the Board of Directors since both of them are Torchmark employees and not “independent” pursuant to NYSE rules. They are not compensated for their service as directors. Other than their status as Co-Chief Executive Officers of the Company and the compensation paid to them in such capacities, there are no transactions or currently proposed transactions requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

None.

(b) Pro forma financial information.

None.

(a) Shell company transactions.

None.

(b) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: August 6, 2012	/s/ CAROL A. MCCOY
Carol A. McCoy,
Vice President, Associate Counsel and Secretary

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